SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2002

USEC Inc.
(Exact name of registrant as specified in its charter)

Commission file number 1-14287

Delaware	52-2107911
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

2 Democracy Center,
6903 Rockledge Drive, Bethesda MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 564-3200

Item 4. Changes in Registrant’s Certifying Accountant.

     On April 23, 2002, USEC Inc. (“USEC”) terminated the engagement of Arthur Andersen LLP (“Andersen”) as USEC’s independent accountants. This decision was made by USEC’s Board of Directors based upon a recommendation of its Audit, Finance and Corporate Responsibility Committee.

     Andersen’s reports on USEC’s consolidated financial statements for the fiscal years ended June 30, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During USEC’s two most recent fiscal years and through April 23, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused them to make reference thereto in their report on USEC’s consolidated financial statements for such years; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

     USEC provided Andersen with a copy of the foregoing statements and requested that Andersen provide a letter addressed to the SEC stating whether it agrees with the statements. A copy of Andersen’s letter, dated April 23, 2002, stating its agreement with such statements, is filed as Exhibit 16 to this Report.

     USEC engaged PricewaterhouseCoopers LLP as its new independent accountants as of April 23, 2002. During USEC’s two most recent fiscal years and through April 23, 2002, USEC did not consult PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on USEC’s consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits. The following exhibits are filed with this document.

Exhibit No.	Description

16	Letter from Arthur Andersen LLP regarding change in certifying accountant, dated April 23, 2002.

99	Press release, dated April 23, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

USEC Inc.

April 24, 2002	By	/s/ Henry Z Shelton, Jr.
Henry Z Shelton, Jr.
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

16	Letter from Arthur Andersen LLP regarding change in certified accountants dated April 23, 2002.

99	Press release, dated April 23, 2002.